UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2008

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Quarterly Report on Form 10-Q of Loral Space & Communications Inc. ("Loral" or the "Company") for the quarter ended September 30, 2008, on November 10, 2008, the Court of Chancery of the State of Delaware (the "Court") issued an Implementing Order (the "Implementing Order") in the In re: Loral Space & Communications Consolidated Litigation. A copy of the Implementing Order was attached as Exhibit 99.1 to Loral’s Current Report on Form 8-K filed on November 12, 2008. The Implementing Order provided that it would become effective upon entry of a further order of the Court resolving plaintiffs’ attorneys’ applications for attorneys’ fees and expenses (the "Attorneys’ Fees Application"). On December 22, 2008, the Court entered an order (the "Attorneys’ Fees Order") resolving the Attorneys’ Fees Application (see Item 8.01 below for further detail about this order) and, therefore, the Implementing Order became effective on that date.

Pursuant to the Implementing Order, the Securities Purchase Agreement by and between Loral and MHR Fund Management LLC (together with its affiliates, "MHR"), as amended and restated on February 27, 2007 (the "SPA"), was reformed to provide for MHR to have purchased 9,505,673 shares of Loral Non-Voting Common Stock, which are in all respects identical to and treated equally with shares of Loral Common Stock except for the absence of voting rights (other than as provided in the New Charter (defined below) or as provided by law), in exchange for the net payment of $293,250,000.00 made by MHR to Loral on February 27, 2007 in connection with the SPA. Pursuant to the Implementing Order, all other terms of the SPA are of no further force or effect.

Pursuant to the Implementing Order, on December 23, 2008, Loral and MHR entered into an Amended and Restated Registration Rights Agreement, (the "New Registration Rights Agreement"). The New Registration Rights Agreement provides for registration rights for the shares of Non-Voting Common Stock, in addition and substantially similar to, the registration rights provided for the shares of Common Stock held by MHR. In addition, in the New Registration Rights Agreement, Loral has agreed, subject to certain exceptions set forth therein, to file on or before June 1, 2009 a shelf registration statement covering shares of Common Stock and Non-Voting Common Stock held by MHR.

This description of the New Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the New Registration Rights Agreement attached to this report as Exhibit 10.1.

Item 3.03 Material Modifications to Rights of Security Holders.

Pursuant to the Implementing Order, simultaneously with the acceptance of the New Charter (as defined below) with the Secretary of State of the State of Delaware (the "Secretary of State") on December 23, 2008 (see Item 5.03 below), Loral issued, for no additional consideration, 9,505,673 shares of Non-Voting Common Stock to MHR. Simultaneously with such issuance, all shares of Series A Preferred Stock and Series B Preferred Stock, all of which were held by MHR, were cancelled.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Implementing Order, on December 23, 2008, Loral filed an Amended and Restated Certificate of Incorporation, attached hereto as Exhibit 2.1 (the "New Charter"). The New Charter has been accepted by the Secretary of State and is the operative certificate of incorporation of Loral.

The New Charter is substantially the same as the Restated Certificate of Incorporation of Loral previously in effect, except that the New Charter provides that the total authorized capital stock of the Company is Fifty Million (50,000,000) shares consisting of two classes: (i) Forty Million (40,000,000) shares of Common Stock, $0.01 par value per share divided into two series, of which 30,494,327 shares are Voting Common Stock and 9,505,673 shares are Non-Voting Common Stock, and (ii) Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value per share. The New Charter further provides that each share of Voting Common Stock and each share of Non-Voting Common Stock shall be identical and treated equally in all respects, except that the Non-Voting Common Stock shall not have voting rights except as set forth in Article IV(a)(iv) of the New Charter and as otherwise provided by law. Article IV(a)(iv) of the New Charter provides that Article IV(a) of the New Charter, which provides for, among other things, the equal treatment of the Non-Voting Common Stock with the Voting Common Stock, shall not be amended, altered or repealed without the affirmative vote of holders of a majority of the outstanding shares of the Non-Voting Common Stock, voting as a separate class.

In addition, upon acceptance by the Secretary of State of the filing of the New Charter, the Certificates of Designation of the Series A Preferred Stock and Series B Preferred Stock were eliminated and are of no further force and effect.

Also, pursuant to the Implementing Order, upon effectiveness of the Implementing Order, the Amended and Restated Bylaws of Loral dated February 27, 2007 (the "Old Bylaws") were rescinded and are of no further force and effect, and the operative bylaws of Loral are the Amended and Restated Bylaws of Loral dated December 23, 2008 (the "New Bylaws"), attached hereto as Exhibit 2.2. The New Bylaws are substantially the same as the Old Bylaws previously in effect, except that the provision authorizing holders of record of Series A Preferred Stock and Series B Preferred Stock to request that a special meeting of stockholders be convened to exercise certain voting rights that such holders had has been removed.

This description of the New Charter and the New Bylaws is not intended to be complete and is qualified in its entirety by reference to the full text of the New Charter and the New Bylaws attached to this report as Exhibit 2.1 and Exhibit 2.2, respectively.

Item 8.01 Other Events.

On December 22, 2008, the Court entered the Attorneys’ Fee Order awarding class counsel in the In re: Loral Space & Communications Consolidated Litigation fees and expenses in the amount of $10.6 million (the "Class Counsel Award"). The Company is evaluating the Court’s order and considering whether to appeal. In addition, pursuant to a Stipulation and Order entered by the Court on December 15, 2008 (which by its terms became effective upon entry of the Attorneys’ Fee Order on December 22, 2008), Loral will, in January 2009, pay to counsel for the derivative plaintiffs in the litigation a total amount of $8.8 million for fees and expenses incurred in connection with the litigation through November 30, 2008 and will also pay such counsel their verified and reasonably incurred fees and expenses for the period from December 1, 2008 to December 22, 2008 (the "Derivative Fee Award" and, together with the Class Counsel Award, the "Fee Awards").

The time for appeal of the Implementing Order, the Court’s opinion in the litigation and the Attorneys’ Fees Order began to run on December 22, 2008—the date of entry of the Attorneys’ Fees Order.

The Company has directors and officers liability insurance coverage that provides the Company with coverage up to $40 million, but the insurers have denied coverage of the Fee Awards, and, on December 19, 2008, commenced an action against the Company in the Supreme Court of the State of New York, County of New York, seeking a declaratory judgment declaring that (x) the applicable insurance policies do not provide coverage for the Fee Awards; (y) Loral breached the cooperation clause of the policies thereby relieving the insurers of any liability under the policies; and (z) in the alternative, to the extent that the court finds that Loral is entitled to coverage of the Fee Awards, coverage is available only for a small portion of the Derivative Fee Award. The Company believes that the Fee Awards are covered by and reimbursable under its insurance and intends to assert its rights to coverage. There can be no assurance, however, that the Company’s position regarding coverage will prevail or, if it does prevail, that the coverage limit will be adequate to cover the Fee Awards and all defense costs for its directors. As of December 22, 2008, the insurers have advanced approximately $8.7 million in defense costs for the Company’s directors who are not affiliated with MHR, and the Company may have additional indemnification obligations in an amount to be determined with respect to defense costs for directors who are affiliated with MHR.

Item 9.01 Financial Statements and Exhibits.

2.1 Amended and Restated Certificate of Incorporation.

2.2 Amended and Restated Bylaws.

10.1 Amended and Restated Registration Rights Agreement dated December 23, 2008 by and among Loral Space & Communications Inc. and the Persons Listed on the Signature Pages Thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

December 23, 2008	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Amended and Restated Certificate of Incorporation.
2.2	Amended and Restated Bylaws.
10.1	Amended and Restated Registration Rights Agreement dated December 23, 2008 by and among Loral Space & Communications Inc. and the Persons Listed on the Signature Pages Thereof.